Exhibit 99.1

IA GLOBAL ANNOUNCES RECEIPT OF AN OFFER TO ACQUIRE 51% OR MORE OF IA GLOBAL, INC. FROM GOLDEN CENTURY WEALTH INVESTMENT (HK) LTD

SAN FRANCISCO, CA. December 17, 2008/Business Wire

IA Global Inc. (NYSE Alternext US: IAO) (the “Company”) announced that it has received a Non-Binding Term Sheet wherein Golden Century Wealth Investment (HK) LTD (“Golden Century”) proposes to acquire a 51% or greater ownership of the Company for $.15 per share.

Golden Century is a Hong Kong registered company with interests in Japan and China. Golden Century is also acquiring 100% of BS HD Ltd, a Japanese company, and ZRD Fuel Oil (Beijing) Co Ltd, a Chinese company. The proposed structure of the transaction is to be determined. The term sheet indicates that definitive agreements are tentatively due to be signed by January 30, 2009, with a target closing on February 27, 2009. The acquisition is subject to the completion of due diligence, signing of definitive agreements and closing of financing. Golden Century has also offered up to $500,000 to the Company to cover diligence costs related to the evaluation of the offer. Mr. Ted Yamada of Tokyo, Japan is the financial adviser and buy-side representative for Golden Century.

The Board of Directors and Management of the Company will immediately commence consideration of the offer and work closely with Golden Century to evaluate the proposed transaction. There is no guarantee that the proposed transaction will close. In evaluating the offer, the Company will take into account its belief that its assets are significantly undervalued due to market conditions and the alleged manipulation of its share price.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a rapidly growing Business Process Outsourcing (“BPO”) and Financial Services corporation targeting the B2B and B2C markets in the Asia Region, the US and Australia.

The Company is actively seeking to expand its investments in the BPO, B2B and Financial services sectors.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a BPO organization, operating several major call centers providing primarily outbound telemarketing services for telecommunications and insurance products.

In the Philippines, IA Global is the 100% owner of Global Hotline Philippines Inc., a BPO organization, providing inbound and outbound telemarketing services, and collocation facilities to a variety of industries.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd, 36.0% in Australian Secured Financial Limited and 20% in Taicom Securities Co Ltd.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.